SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2008

Driftwood Ventures, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2008, Driftwood Ventures, Inc. (the “Company”) executed a lease agreement with Trinad Management, LLC (“Trinad”), pursuant to which the Company agreed to a month-to-month sublease of fifteen percent (15%) of the current premises leased by Trinad from Irvine Company in the amount of $3,500 per month.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Commercial Lease Agreement with Trinad Management, LLC, dated May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driftwood Ventures, Inc. (Registrant)

Dated: May 7, 2008	By:	/s/ Charles Bentz
Charles Bentz
Chief Financial Officer

4317621v.1